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                              FANNIE MAY HOLDINGS, INC.
                                1998 STOCK BONUS PLAN

1.   PURPOSES.

     This 1998 Stock Bonus Plan (this "Plan") is designed to promote the long-term success of Fannie May Holdings, Inc., a Delaware corporation ("Holdings"), and its subsidiaries by strengthening Holdings' ability to attract and retain highly competent management employees and to provide a means to encourage stock ownership and proprietary interest in Holdings.

     This Plan provides for the issuance of the right to acquire shares of Class A Common Stock (as hereinafter defined) to those management employees who can significantly enhance the long-term performance of Holdings and its subsidiaries and is intended to provide, in combination with other forms of compensation and benefits, a total compensation program which is competitive with the reward programs of other similar enterprises in the candy and confectionery industries.

2.   ELIGIBILITY.

     Any management employee of the Company (as hereinafter defined) shall be eligible to receive one or more awards under this Plan. The participants in this Plan shall be determined by the Board of Directors of Holdings (the "Board"), in its sole discretion, from management employees who, in the Board's sole judgment, have a significant opportunity to influence the growth of the Company or whose outstanding performance or potential merit further incentive and reward for continued employment and accomplishment.

3.   DEFINITIONS.

     As used in this Plan, the following terms have the following respective meanings:

     (a)  "BOARD" has the meaning provided in SECTION 2 hereof.

     (b)  "BONUS" means a stock bonus granted under this Plan.

     (c) "CLASS A COMMON STOCK" means Holdings' Class A common stock, $0.01 par value per share.

     (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (e) "COMMON STOCK" means Holdings' common stock of whatever class, whether voting or non-voting.

     (f)  "COMPANY" means Holdings and any subsidiaries of Holdings.

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     (g)  "CONSIDERATION" has the meaning provided in SECTION 7 hereof.

     (h) "DESIGNATED BENEFICIARY" means the person or persons who upon the death of a Holder shall have acquired, by written designation of the Holder or by will, the laws of descent and distribution, or other legal proceeding, the right to the Common Stock acquired by the Holder under this Plan.

     (i)  "EFFECTIVE DATE" has the meaning provided in SECTION 4 hereof.

     (j)  "EMPLOYMENT" means the employment of a Holder by the Company.

     (k) "EXECUTIVE SUBSCRIPTION AGREEMENT" has the meaning provided in SECTION 7 hereof.

     (l) "HOLDER" means a person (or, upon such individual's death, his or her Designated Beneficiary) who holds Common Stock pursuant to this Plan.

     (m)  "HOLDINGS" has the meaning provided in SECTION 1 hereof.

     (n) "PERMITTED TRANSFEREE" means the Holder's spouse and/or Designated Beneficiaries, any trust or similar entity all of the beneficiaries of which are, or a corporation, partnership or limited liability company all of the stockholders, partners or members of which are, the Holder and/or the Holder's spouse and Designated Beneficiaries.

     (o) "PERSON" means a natural person, partnership, limited partnership, limited liability company, trust, business trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any represented capacity.

     (p)  "PLAN" has the meaning provided in SECTION 1 hereof.

     (q)  "SECURITIES ACT" has the meaning provided in SECTION 10 hereof.

     (r) "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated as of October 30, 1991 and amended by the First Amendment thereto dated as of July 2, 1997 by and among all of the holders of Holdings' Common Stock, as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     (s)  "TRANSFER" has the meaning provided in SECTION 12 hereof.

4.   EFFECTIVE DATE; TERMINATION.

     This Plan is effective as of July 1, 1998 (the "Effective Date"). This Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, unless terminated earlier under SECTION 14(a) hereof.
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5.   ADMINISTRATION OF THIS PLAN.

     The Board shall be responsible for administering this Plan. The Board shall have all the powers vested in it by the terms of this Plan, such powers to include exclusive authority (within the limitations described herein) to select the management employees to be granted Bonuses under this Plan and to determine the terms and conditions of each Bonus to be made to each management employee selected. The Board shall have full and exclusive power and authority to administer and interpret this Plan, consistent with the terms of this Plan, and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of this Plan and for the conduct of its business as the Board deems necessary or advisable. The Board's interpretation of this Plan, consistent with the terms of this Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company and all Holders.

6.   SHARES OF CLASS A COMMON STOCK SUBJECT TO THIS PLAN.

     Subject to SECTION 11 hereof, the shares of Class A Common Stock that may be issued under this Plan shall not exceed thirty-three (33) shares of Class A Common Stock. Any shares of Class A Common Stock issued pursuant to a Bonus which for any reason are redeemed by Holdings or forfeited by a Holder shall again be available for issuance under this Plan.

7.   CONSIDERATION.

     The consideration (the "Consideration") received in exchange for shares of Class A Common Stock under this Plan shall be as determined by the Board in its sole discretion and set forth in a subscription agreement to be entered into between Holdings and the Holder concurrently with the grant of a Bonus under this Plan (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, each an "Executive Subscription Agreement"). In addition, prior to or concurrently with delivery to a Holder of a certificate representing Class A Common Stock issued, the Board may require that such Holder pay any and all amounts necessary to satisfy applicable federal, state and local tax requirements relating to such issuance (including all withholding requirements).

8.   TERMINATION OF EMPLOYMENT.

     The Board, in its sole discretion, may make the shares of Class A Common Stock issued pursuant to a Bonus subject, in whole or in part, to forfeiture, call, redemption or put in the event of any termination of the respective Holder's Employment. The terms and conditions of any such forfeiture, call, redemption or put provisions shall be set forth in the Holder's Executive Subscription Agreement.


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9.    SHAREHOLDERS AGREEMENT.

     Each share of Class A Common Stock issued pursuant to this Plan shall be subject to the terms of the Shareholders Agreement. Each Holder who becomes a Holder of shares of Class A Common Stock shall become a party to the Shareholders Agreement as a "Shareholder" and a "Holder" thereunder by executing an amendment or restatement of the Shareholders Agreement or a supplementary agreement to that effect, which supplementary agreement may be incorporated into an Executive Subscription Agreement. Each certificate representing shares of Class A Common Stock issued under this Plan shall bear substantially the following legend:

          "THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF AN EXECUTIVE SUBSCRIPTION
          AGREEMENT, DATED           , BETWEEN HOLDINGS AND THE ORIGINAL
          HOLDER OF THE CLASS A COMMON STOCK REPRESENTED BY THIS CERTIFICATE (THE "SUBSCRIPTION AGREEMENT"). THE SUBSCRIPTION AGREEMENT GRANTS CERTAIN PURCHASE RIGHTS TO HOLDINGS (OR ITS ASSIGNEES) UPON TERMINATION OF SUCH HOLDER'S SERVICE WITH THE COMPANY. A COPY OF THE ABOVE REFERENCED AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER 30, 1991, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY."


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10.  COMPLIANCE WITH SECURITIES LAWS.

     (a) Unless the Class A Common Stock issued is registered under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of all other appropriate jurisdictions, the obligation of Holdings to issue Class A Common Stock pursuant to this Plan shall be subject to receipt from the Holder of a written representation to the effect that the Holder acknowledges and represents and warrants to Holdings that he has been advised by Holdings that: (i) the shares of Class A Common Stock have not been registered under the Securities Act; (ii) the shares of Class A Common Stock must be held indefinitely and the Holder must continue to bear the economic risk of the investment in the shares of Class A Common Stock unless an offer and sale of such shares of Class A Common Stock is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; (iii) there is no established market for the shares of Class A Common Stock and it is not anticipated that there will be any public market for the shares of Class A Common Stock in the foreseeable future;
(iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of Holdings, and Holdings has made no covenant to make such Rule available; (v) when and if shares of Class A Common Stock may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule; (vi) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (vii) a restrictive legend shall be placed on the certificates representing the shares of Class A Common Stock; and (viii) a notation shall be made in the appropriate records of Holdings indicating that the shares of Class A Common Stock are subject to restrictions on transfer and, if Holdings should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the shares of Class A Common Stock.

     (b) In addition, the obligation of Holdings to issue Class A Common Stock shall be subject to receipt from the Holder of a written representation to the effect that the Holder acknowledges and represents and warrants to Holdings that: (i) the Holder's financial situation is such that he can afford to bear the economic risk of holding the shares of Class A Common Stock for an indefinite period of time, has adequate means for providing for his current needs and personal contingencies, and can afford to suffer complete loss of his investment in the shares of Class A Common Stock; (ii) the Holder's knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of the investment in the shares of Class A Common Stock as contemplated by this Plan; (iii) the Holder understands that the shares of Class A Common Stock are a speculative investment which involve a high degree of risk of loss of his investment therein, there are substantial restrictions on the transferability of the shares of Class A Common Stock, and, on the date hereof and for an indefinite period, there will be no public market for the shares of Class A Common Stock and, accordingly, it may not be possible for the Holder to liquidate his investment in case of emergency, if at all; (iv) in making his decision to acquire the shares of Class A Common Stock under this Plan, the Holder has relied upon independent investigations made by him and, to the extent believed by the Holder to be appropriate, his


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representatives, including his own professional, financial, tax and other advisors; (v) the Holder and his representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Holdings and their representatives concerning the terms and conditions of the acquisition of the shares of Class A Common Stock and to obtain any additional information which the Holder or his representatives deem necessary; (vi) the Holder is a management employee of the Company and as such has a high level of familiarity with the business, operations, financial condition and prospect of Holdings; and (vii) the Holder understands that no dividends are expected to be paid on the shares of Class A Common Stock in the foreseeable future.

11.  DILUTION AND OTHER ADJUSTMENTS.

     In the event the shares of Class A Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Holdings or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise) or if the number of such shares of Class A Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Class A Common Stock under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Class A Common Stock shall be so changed, or for which each such share of Class A Common Stock shall be exchanged, or to which each such share of Class A Common Stock shall be entitled, as the case may be.

12.  RESTRICTIONS ON TRANSFER.

     (a) The Holder agrees that he will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of ("Transfer") all or any portion of the shares of Class A Common Stock granted to him pursuant to this Plan otherwise than (i) to a Permitted Transferee, or (ii) in accordance with the terms of this Plan, any agreement thereunder and the Shareholders Agreement. Notwithstanding this SECTION 12, the provisions of SECTION 8 with regard to the termination of employment of the Holder shall continue in full force and effect and shall apply to the rights contained herein whether then held by the Holder or any transferee of the Holder.

     (b) Holdings shall not be required: (i) to reflect on its books any purported Transfer of shares of Class A Common Stock in violation of any of the provisions set forth in this Plan, any agreement thereunder or the Shareholders Agreement; (ii) to treat any purported transferee of such shares of Class A Common Stock as a record owner of such shares of Class A Common Stock; or (iii) to afford such purported transferee any right to vote, or to receive dividends in respect of, such shares of Class A Common Stock.

     (c) As a condition to any Transfer to a Permitted Transferee, the Permitted Transferee shall execute and deliver to Holdings a valid and binding agreement satisfactory to Holdings and its legal counsel to the effect that any shares of Class A Common Stock so Transferred shall continue to be subject to all of the provisions and conditions of this Plan, any agreement thereunder and the


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Shareholders Agreement, and that such Permitted Transferee agrees to be jointly and severally bound with the Holder hereby and thereby as if an original party hereto and thereto; and further provided that no Transfer to any Permitted Transferee shall relieve the Holder of any obligation or liability under this Plan, any agreement thereunder or the Shareholders Agreement.

13.  MISCELLANEOUS PROVISIONS.

     (a) All Bonuses granted under this Plan shall be evidenced by an Executive Subscription Agreement in such form and containing such terms and conditions (not inconsistent with this Plan) as the Board shall adopt.

     (b) No employee or other person shall have any right to be granted an award under this Plan. None of this Plan, any Executive Subscription Agreement, any Common Stock or any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby reserved, to discharge any employee at any time for any reason whatsoever, with or without cause.

     (c) The costs and expenses of administering this Plan shall be borne by Holdings and not charged to any Holder or to any person granted a Bonus.

     (d) During the term of this Plan, Holdings will at all times reserve and keep available such numbers of shares of Class A Common Stock as may be issuable under this Plan.

     (e) In the event that a court of competent jurisdiction determines that Holdings has failed to perform in any material respect any of its obligations under this Plan or any Executive Subscription Agreement, Holdings shall pay all reasonable attorneys' fees and disbursements incurred by a Holder in enforcing its rights hereunder or thereunder with respect to such failure to perform.

14.  AMENDMENTS.

     (a) This Plan may be amended by the Board as it deems necessary or appropriate to achieve the purposes of this Plan. The Board may suspend this Plan or terminate this Plan at any time, provided, that no such action shall adversely affect any outstanding Bonus or Class A Common Stock issued pursuant to a Bonus.

     (b) The Board, in its sole discretion, may amend outstanding Executive Subscription Agreements or this Plan as it relates to a Bonus without the consent of the Holders party thereto, but not in any manner adversely affecting the rights, interests or obligations of the Holders thereunder.

15.  OTHER BENEFIT AND COMPENSATION PROGRAMS.


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

     Unless otherwise specifically determined by the Board, stock received by Holders under this Plan is intended to be "non-qualified compensation" under the Code and shall not be deemed a part of a Holder's regular, recurring compensation for purposes of calculating payments or benefits from any Holdings benefit plan or severance program. Further, Holdings may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16.  REGULATORY APPROVALS.

     The implementation of this Plan and the issuance of shares of Class A Common Stock under this Plan shall be subject to Holdings' procurement of all approvals and permits required by regulatory authorities having jurisdiction over this Plan or the shares of Class A Common Stock issued pursuant to it.

17.  SUCCESSORS AND ASSIGNS; BINDING EFFECT.

     The provisions of this Plan shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, including, without limitation, the Holder's Designated Beneficiary, the estate of such Holder and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Holder's creditors.

18.  SEVERABILITY.

     The invalidity, illegality or unenforceability of one or more of the provisions of this Plan or any agreements thereunder in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Plan or any agreements thereunder in such jurisdiction or the validity, legality or enforceability of this Plan or any agreements thereunder, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

19.  APPLICABLE LAW.

     THIS PLAN AND ANY AGREEMENTS ENTERED INTO THEREUNDER SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS OF ANY STATE.

     IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS PLAN OR ANY AGREEMENTS ENTERED INTO THEREUNDER OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF OR ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN HOLDINGS AND THE HOLDER, THE HOLDER, TO THE FULLEST EXTENT THAT HE MAY EFFECTIVELY DO SO, WAIVES ANY RIGHT TO TRIAL BY JURY. THE HOLDER AGREES THAT THIS SECTION 19 IS A SPECIFIC AND MATERIAL ASPECT OF THE PLAN AND ANY AGREEMENT ENTERED


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

INTO THEREUNDER AND ACKNOWLEDGES THAT HOLDINGS WOULD NOT ENTER INTO AN AGREEMENT UNDER THIS PLAN IF THIS SECTION 19 WERE NOT A PART HEREOF.

20.  ARBITRATION.

     Any dispute between any of the parties concerned, including the Company and all Holders and any other management employee of the Company relating to or in respect of this Plan and agreements entered into thereunder, their negotiation, execution, performance, subject matter, or any course of conduct or dealing or actions under or in respect of this Plan or such agreements, including without limitation any claim under the Securities Act, the Securities Exchange Act of 1934, as amended, any other state or federal law relating to securities or fraud or both, shall be submitted to, and resolved exclusively pursuant to, arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Such arbitration shall take place in Chicago, Illinois. Decisions as to findings of fact pursuant to such arbitration shall be final, conclusive and binding on the parties. Within thirty (30) days following the award of any arbitrator hereunder, any party may apply to a court of competent jurisdiction for a resolution of any questions of law bearing on such award, and no such award shall be binding and enforceable unless the arbitrator's determinations as to such questions of such law have been judicially approved or until the passage of such thirty (30) day period without such application having been made. Any final award shall be enforceable as a judgment of a court of record.

21.  DESCRIPTIVE HEADINGS.

     The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                        [End of text of 1998 Stock Bonus Plan]


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